EXHIBIT 99.1
Fortegra Announces Launch of Initial Public Offering
JACKSONVILLE, FL. January 29, 2024. The Fortegra Group, Inc. (“Fortegra” or the “Company”), a multinational specialty insurer and subsidiary of Tiptree Inc. (NASDAQ: TIPT), today announced the launch of Fortegra’s initial public offering. Fortegra has filed a registration statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) to offer 18,000,000 shares of its common stock to the public. Fortegra also intends to grant the underwriters a 30-day option to purchase up to an additional 2,700,000 shares of common stock from the Company.
The price range for the initial public offering is expected to be between $15.00 and $18.00 per share. Fortegra has applied to list its common stock on the New York Stock Exchange under the ticker symbol “TFG.”
The Company intends to use the net proceeds it receives from the offering to execute its growth strategy and for working capital and general corporate purposes.
Goldman Sachs & Co. LLC, J.P. Morgan and Jefferies are acting as joint lead bookrunning managers for the proposed offering. Barclays is acting as joint bookrunning manager for the proposed offering. JMP Securities, A Citizens Company, Keefe, Bruyette & Woods, A Stifel Company, Piper Sandler, Raymond James, Fifth Third Securities and Independence Point Securities are acting as co-managers for the proposed offering. The proposed offering will be made only by means of a prospectus.
Copies of the preliminary prospectus relating to the proposed offering may be obtained for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, copies of the preliminary prospectus may be obtained from  Goldman Sachs & Co. LLC, Prospectus Department, 200 West Street, New York, NY 10282, by telephone at (866) 471-2526, facsimile at (212) 902-9316 or by email at Prospectus-ny@ny.email.gs.com; J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204 or by email at prospectuseq_fi@jpmorganchase.com; Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, by telephone at (877) 821-7388 or by email at Prospectus_Department@Jefferies.com; and Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, by telephone at (888) 603-5847 or by email at  barclaysprospectus@broadridge.com.
A registration statement on Form S-1 relating to the proposed offering has been filed with the SEC but has not yet become effective. These securities may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective.
This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act of 1933, as amended. The proposed offering is subject to market conditions, and there can be no assurance as to whether or when the proposed offering may be completed, or as to the actual size or terms of the proposed offering.
About Fortegra
For more than 45 years, Fortegra, via its subsidiaries, has underwritten risk management solutions that help people and businesses succeed in the face of uncertainty. As a multinational specialty insurer whose insurance subsidiaries have an A.M. Best Financial Strength Rating of A- (Excellent), we offer a diverse set of admitted and excess and surplus lines insurance products and warranty solutions.

Note on Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of securities laws and involve risks, uncertainties and contingencies, many of which are beyond Fortegra’s control, that may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “proposed” and “expect” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements relating to the proposed initial public offering, including the size of such offering, the price range, the plan to list on the New York Stock Exchange and the expected use of proceeds from the offering. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to uncertainties related to market conditions and the SEC’s review process, and other factors relating to Fortegra’s business described in the section entitled “Risk Factors” in the prospectus included in the registration statement, in the form last filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Media
Edelman Smithfield for Fortegra
fortegra@edelmansmithfield.com
Investor Relations
ir@fortegra.com